EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Allied Bancshares, Inc. (the "Registration Statement") on Form SB-2 of our report dated November 17, 2003, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

s/PORTER KEADLE MOORE LLP

Atlanta, Georgia

December 15, 2003

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